UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2014

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously reported, Marchex, Inc., a Delaware corporation (“Marchex”), entered into an underwriting agreement, dated March 26, 2014 (the “Underwriting Agreement”), with Deutsche Bank Securities Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), and the selling stockholders named therein (collectively, the “Selling Stockholders”) in connection with the sale by Marchex and the Selling Stockholders (the “Offering”) of an aggregate of 5,714,000 shares (the “Firm Shares”) of Marchex’s Class B common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $10.50 per share (the “Public Offering Price”). Pursuant to the Underwriting Agreement, Marchex and the Selling Stockholders granted the Underwriters a 30-day option to purchase an aggregate of up to an additional 857,100 shares of Common Stock (the “Option Shares”), which includes up to 514,100 additional shares from Marchex and up to 343,000 additional shares from the Selling Stockholders, at the Public Offering Price. The sale of the Firm Shares was completed on April 1, 2014.

On April 2, 2014, the Underwriters exercised their option to purchase all of the Option Shares, and the sale of the Option Shares was completed on April 4, 2014. The total net proceeds from the offering to Marchex, after underwriting discounts and commissions and estimated offering expenses, were approximately $32.3 million, including approximately $5.1 million from the exercise of the Underwriters’ option. Marchex intends to use the net proceeds for general corporate purposes, which may include acquisitions or licenses of, or investments in, products, services, technologies or other businesses. Marchex did not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

On April 7, 2014, Marchex issued a press release announcing the closing of the sale of the Option Shares. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

99.1	Press release of Marchex, Inc., dated April 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014	MARCHEX, INC.

	By:	/S/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer